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                                                                   EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 29, 1996, with respect to the combined financial statements and schedule of TRW Information Systems & Services included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Experian Information Solutions, Inc. for the registration of $250,000,000 aggregate amount of senior subordinated notes.

Cleveland, Ohio                           /s/ Ernst & Young LLP

July 30, 1996